UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2018

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52365	20-4395271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 34072, 55-1610-37th Street S.W., Calgary, Alberta		T3C 3W2
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code: (403) 850-4120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

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Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On June 1, 2018, the Company appointed Paul Verberne to the Board of Directors effective immediately. The Board of Directors now consist of Tom Zapatinas and Paul Verberne.

Biographical Information for Paul Verberne

Mr. Verberne has been involved in the Healthcare Spending Account (HSA) industry since 2004, when he became counsel for HSA Bank (a division of Webster Bank). He provided legal and business expertise focused on tax favoured benefit accounts, helping HSA Bank grow from $8 million in HSA deposits to over $800 million in six years. HSA Bank is now a leading HSA provider in the USA with over $5 billion in assets. Mr. Verberne was also general counsel to the American Banker's Association HSA Council and Tango Health, a leading benefits optimization solutions provider. He is currently a principal in HSA Consulting Services, LLC, which provides training and expertise to the HSA industry, and a partner in Verberne & Maldonado LLP in Houston, a law firm concentrating in business law. He received his B.A. in Liberal Arts (Economics/Psychology) from the University of Texas (Austin) and a Juris Doctorate from University of Houston Law Center. Mr. Verberne will be providing strategic advice and guidance to PreAxia as it develops, rolls out and expands its HSA Management Solution throughout Canada and the USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

Date: August 16, 2018	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President/Chief Executive Officer

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